                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE

                                                       NINE MONTHS ENDED                 SIX MONTHS ENDED
                                                            MARCH 31,                       DECEMBER 31,
                                                       1997           1996             1996           1995
                                                    ----------  ------------          ----------    ---------
                                                    (Unaudited)  (Unaudited)
      PRIMARY AND FULLY DILUTED

Net loss                                          $(4,642,059)  $(1,836,703)     $  (2,446,100)    $ (1,273,239)

Less:
      Preferred stock dividends on the
       issuance of the convertible stock
       with discounted conversion price               714,155             -            714,155                -

      Preferred stock dividends earned
       the preferred shareholders                     107,218             -             28,469                -

Add:
      Amortization of discounted
       preferred dividends pro-rata
       over conversion period
       conversion period                              417,780             -             60,703                -
                                                -------------   -----------      -------------      -----------

Net loss applicable to common
   shareholders for primary loss
   per share                                    $  (5,045,652) $ (1,836,703)     $  (3,128,021)     $(1,273,239)
                                                =============   ===========       ============      ===========



 Weighted average number of common
    shares outstanding during the period           24,066,132    19,008,102         23,820,035       18,870,569
                                                =============   ===========       ============      ===========



Net loss per common share                       $        (.21)  $      (.10)     $        (.13)    $       (.07)
                                                =============   ===========      =============     ============


(RESTUBBED TABLE CONTINUED)
                                                                                 FROM              FROM
                                                                              INCEPTION          INCEPTION
                                               YEARS ENDED JUNE 30,          (DECEMBER 10,     (DECEMBER 10,
                                             ------------------------     1993) TO JUNE 30,       1993) TO
                                                1996          1995              1994           MARCH 31, 1997
                                             ---------     ----------     -----------------   ---------------

      PRIMARY AND FULLY DILUTED

Net loss                                    $ (5,986,514)   (1,086,436) $        (66,951)    $      (11,781,960)

Less:
      Preferred stock dividends on the
       issuance of the convertible stock
       with discounted conversion price          998,400             -                 -              1,712,555

      Preferred stock dividends earned
       the preferred shareholders                 47,845             -                 -                155,063

Add:
      Amortization of discounted
       preferred dividends pro-rata
       over conversion period
       conversion period                               -             -                 -                417,780
                                            ------------   -----------  ----------------       ----------------

Net loss applicable to common
   shareholders for primary loss
   per share                                $ (7,032,759)  $(1,086,436) $        (66,951)       $   (13,231,798)
                                            ============   ===========  ================       ================



 Weighted average number of common
    shares outstanding during the period      21,354,155    16,881,230         6,288,887             19,734,012
                                            ============   ===========  ================       ================

Net loss per common share                   $       (.33)  $      (.06) $           (.01)       $          (.67)
                                            ============   ===========  ================       ================







                                                                 (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                   EXHIBIT 11

            SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE (CONTINUED)

NOTES -

      (A) No common stock equivalents have been added in the computation of net loss per share as their effect would be anit-dilutive.

      (B) As a result of the issuance of the preferred stock below the fair market value of the common shares at the date of issuance, a "deemed" preferred dividend has been charged to accumulated deficit at the date of issuance and is amortized into the conversion cost of the common stock over the period of conversion. The calculation is made by multiplying the total number of shares to be converted by the discount per share to arrive at the deemed preferred dividend. The resulting amount is then charged to accumulated deficit with a corresponding credit to additional paid-in capital.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE
                               SUPPORTING SCHEDULE


                                                       NINE MONTHS ENDED                 SIX MONTHS ENDED
                                                            MARCH 31,                       DECEMBER 31,
                                                       1997           1996             1996           1995
                                                    ----------  ------------          ----------    ---------
                                                    (Unaudited)  (Unaudited)
Weighted average number of common shares
  outstanding during the period before the
  conversion of the preferred stock                22,796,564    19,008,102       23,092,838      18,870,569

Add - weighted average of common shares
  converted during the period                       1,269,568             -          727,197               -
                                                  -----------   -----------     ------------     -----------


Total weighted average of common shares
  outstanding during the period                    24,066,132    19,008,102       23,820,035      18,870,569
                                                  ===========   ===========     ============    ============


(RESTUBBED TABLE CONTINUED)
                                                                                 FROM              FROM
                                                                              INCEPTION          INCEPTION
                                               YEARS ENDED JUNE 30,          (DECEMBER 10,     (DECEMBER 10,
                                             ------------------------     1993) TO JUNE 30,       1993) TO
                                                1996          1995              1994           MARCH 31, 1997
                                             ---------     ----------     -----------------   ---------------

Weighted average number of common shares
  outstanding during the period before the
  conversion of the preferred stock           21,318,171     16,881,230         6,288,887          19,435,977

Add - weighted average of common shares
  converted during the period                     35,984              -                 -             298,035
                                            ------------  -------------    --------------       -------------


Total weighted average of common shares
  outstanding during the period               21,354,155     16,881,230         6,288,887          19,734,012
                                            ============  =============    ==============       =============